UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2010

TEL Offshore Trust

(Exact name of registrant as specified in its charter)

Texas	1-6910	76-6004064
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee
Global Corporate Trust
919 Congress Avenue
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 852-1422

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition.

On June 23, 2010, the Registrant issued a press release announcing that there will be no trust distribution for the second quarter of 2010 for unitholders of record on March 31, 2010.   The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the press release attached as Exhibit 99.1 is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, but is instead furnished for purposes of that instruction.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors.

(b)                                On June 18, 2010, Daniel O. Conwill, IV sent to the other Trustees of TEL Offshore Trust a letter of resignation as a Trustee. At a meeting of the Trustees on June 21, 2010, and in accordance with the Trust’s Trust Agreement, the other two individual Trustees of the Trust affirmatively voted to remove Mr. Conwill as a Trustee, effective as of June 21, 2010, in order to effect such desired change in status as a Trustee and to avoid required notices and other potential delays under the Trust Agreement associated with a resignation by an individual Trustee.

Item 9.01 Financial Statements and Exhibits.

(d)                                Exhibits.

Exhibit 99.1            TEL Offshore Trust’s Press Release dated June 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEL Offshore Trust
	By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

Date: June 23, 2010	By:	/s/ Mike Ulrich
Mike Ulrich
Vice President and Trust Officer

EXHIBIT INDEX

Exhibit	Description

99.1	TEL Offshore Trust’s Press Release dated June 23, 2010.